                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

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     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              IBT Bancorp, Inc.
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                (Name of Registrant as Specified in Its Charter)

                              IBT, Bancorp, Inc.
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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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                                IBT BANCORP, INC.

                                200 EAST BROADWAY
                         MOUNT PLEASANT, MICHIGAN 48858

                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held April 20, 1999

Notice is hereby given that the Annual Meeting of Shareholders of IBT Bancorp, Inc. will be held on Tuesday, April 20, 1999 at 7:00 p.m. Eastern Standard Time, at The Holiday Inn, 5665 E. Pickard, Mount Pleasant, Michigan. The meeting is for the purpose of considering and acting upon the following:

         1.       The election of three directors.

         2. Such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

The Board of Directors has fixed March 26, 1999 as the record date for determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournments thereof.

Your vote is important. Even if you plan to attend the meeting, please date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon, and return it promptly in the enclosed envelope. Note that if stock is held in more than one name, all parties should sign the proxy form.

                                            By order of the Board of Directors

                                            Mary Ann Breuer

                                            Mary Ann Breuer, Secretary
                                            Dated: March 30, 1999

                                IBT BANCORP, INC.
                                200 EAST BROADWAY
                         MOUNT PLEASANT, MICHIGAN 48858

                                 PROXY STATEMENT

                               GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of IBT Bancorp, Inc. (the Corporation) a Michigan bank holding company, to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, April 20, 1999 at 7:00 p.m. at The Holiday Inn, 5665 E. Pickard, Mount Pleasant, Michigan, or at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement.

This Proxy Statement has been mailed on March 30, 1999 to all holders of record of common stock as of the record date.

                              VOTING AT THE MEETING

The Board of Directors of the Corporation has fixed the close of business on March 26, 1999 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment thereof. The Corporation has only one class of common stock and no preferred stock. There are currently 881,885 shares of common stock of the Corporation outstanding. Each outstanding share entitles the holder thereof to one vote on each separate matter presented for vote at the meeting. If the enclosed proxy is executed and returned, it may be revoked at any time before it is exercised at the meeting. All shareholders are encouraged to date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon, and return it to the Corporation.

                              ELECTION OF DIRECTORS

The Board of Directors is divided into three classes, with the directors in each class being elected for a term of three years. At the Annual Meeting of Shareholders, three directors will be elected for terms ending with the annual meeting of shareholders in 2002.

Except as otherwise specified in the proxy, proxies will be voted for election of the three nominees named below. If a nominee becomes unable or unwilling to serve, proxies will be voted for such other person, if any, as shall be designated by the Board of Directors. However, the Corporation's management now knows of no reason to anticipate that this will occur. Directors are elected by a plurality of the votes cast, whether in person or by proxy, by holders of the Corporation's common stock at the Annual Meeting of Shareholders, provided a quorum (a majority of the shares entitled to be voted at the Annual Meeting of

Shareholders) is present or represented. Thus, the three nominees for election as directors who receive the greatest number of votes cast will be elected directors. Consequently, shares not voted, whether by withholding of authority or otherwise, have no effect on the election of directors. If a proxy is returned for such shares or they are represented in person at the Annual Meeting of Shareholders, they will be counted toward the establishment of a quorum.

Nominees for reelection and other current directors are listed below. Also shown for each nominee and each other current director is his principal occupation for the last five or more years, age and length of service as a director of the Corporation and the Bank.

                                DIRECTOR NOMINEES

                                TERM ENDING 2002

                                                       DIRECTOR OF        DIRECTOR OF
NAME AND PRINCIPAL OCCUPATION                          CORPORATION       ISABELLA BANK
        OR EMPLOYMENT                        AGE          SINCE         AND TRUST SINCE
-----------------------------                ---       -----------      ---------------
Gerald D. Cassel                             64           1988               1980
    Certified Public Accountant

Ronald E. Schumacher                         61           1988               1984
    Partner, A. Schumacher Sons (Farm)

Robert O. Smith                              67           1988               1982
    Vice President, Isabella Bank
    and Trust (Retired)

           DIRECTORS NOT STANDING FOR ELECTION WHOSE TERMS END IN 2000

                                                       DIRECTOR OF         DIRECTOR OF
NAME AND PRINCIPAL OCCUPATION                          CORPORATION        ISABELLA BANK
       OR EMPLOYMENT                         AGE          SINCE          AND TRUST SINCE
-----------------------------                ---       -----------       ---------------
James Bigard                                 69           1988                1983
    Vice President, James Bigard
    Drilling Company

Frederick L. Bradford                        64           1988                1974
    Dentist

Dean Walldorff                               65           1988                1982
    Owner, Watercare Systems

           DIRECTORS NOT STANDING FOR ELECTION WHOSE TERMS END IN 2001

                                                       DIRECTOR OF      DIRECTOR OF
NAME AND PRINCIPAL OCCUPATION                          CORPORATION     ISABELLA BANK
       OR EMPLOYMENT                         AGE          SINCE       AND TRUST SINCE
-----------------------------                ---       -----------    ---------------
James C. Fabiano                             55           1988              1979
    President and CEO, Fabiano
    Brothers Inc.  (Beverage Distributor)

David W. Hole                                61           1989              1989
    President and CEO,
    IBT Bancorp and Isabella
    Bank and Trust

L. A. Johns                                  70           1988              1961
    Chairman, IBT Bancorp

Each of the directors has been engaged in their stated occupations for more than five years except L. A. Johns, who retired as President and CEO of the Corporation as of December 31, 1993. The principal occupation of David W. Hole is with the subsidiary bank (the Bank) of the Corporation. All officers of the Corporation serve at the pleasure of the Board of Directors.

DIRECTORS

The Corporation has delegated the responsibilities of the Audit and Compensation Committees to the Bank.

The Audit Committee of the Bank met five times during 1998. The Committee is comprised of Directors Bradford, Cassel, Fabiano, Schumacher, and Smith. This Committee is responsible for the recommendation of an independent accounting firm to be engaged for external audits, reviewing with the external auditors the plan and results of the external audit, the establishment and supervision of internal auditing procedures, reviewing the degree of independence of the auditors and reviewing the adequacy of internal controls.

The Compensation Committee of the Bank met three times during 1998. The Committee is comprised of Directors Bigard, Cassel, Caul, Hole, and Walldorff. This Committee is responsible for reviewing the Bank's salaries and benefits, recommending the annual salaries to be paid to non executive employees, and reviewing the written personnel policies. The Bank's Board of Directors is responsible for establishing the salaries of executive officers and approving the recommendations of the Compensation Committee pertaining to all other compensation and policy matters.

The Corporation has a standing Nominating Committee. The Committee consists of directors Bradford, Smith and Walldorff. Shareholders who wish to recommend nominees should submit their nominations in writing to the Secretary of the Corporation. Recommendations for the 2000 Annual Meeting of Shareholders should be delivered no later than December 1, 1999.

The Board of Directors of the Corporation met seven times during 1998. All incumbent directors attended 75% or more of the meetings held in 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during 1998 were Directors Bigard, Cassel, Caul, Hole, and Walldorff. Mr. Hole is the chief executive officer of the Corporation and the Bank. Mr. Hole does not participate in any of the procedures which pertain to his compensation or other related matters and is excused from the meetings at such times.

EXECUTIVE COMPENSATION

The following table sets forth the annual cash compensation and other annual compensation for the Corporation's President and CEO. There were no other executive officers of the Corporation whose annual cash compensation exceeded $100,000 for the period indicated.

                           SUMMARY COMPENSATION TABLE

                                            Annual Compensation
                                            -------------------
                                                                  All Other
Name and Principal Position                 Year     Salary      Compensation (1)
---------------------------                 ----    ---------    ------------
David W. Hole, President and CEO            1998    $ 145,000       $ 23,350
of IBT Bancorp and                          1997    $ 133,000         19,190
Isabella Bank and Trust                     1996    $ 120,000         18,089

(1) The amount shown represents contributions by the Bank under the Bank's Employee Stock Ownership Plan ($1,352, $2,860, and $2,578 in 1998, 1997, and 1996 respectively) in which substantially all employees of the Bank participate, expenses related to a nonqualified supplemental retirement plan ($13,598, $8,355, and $8,361 in 1998, 1997, and 1996 respectively), and directors' fees deferred under the Directors' Deferred Compensation Plan ($8,400, $7,975, and $7,150 in 1998, 1997
         and 1996 respectively).

The Corporation generally maintains a conservative level of perquisites and personal benefits. The dollar value of perquisites and personal benefits provided to the named executive officer does not exceed 10% of his annual compensation.

THE DEFINED BENEFIT PENSION PLAN

The Corporation sponsors a defined benefit pension plan. This plan was originally adopted in 1973 and was substantially revised in 1989. Only employees who have attained the age of 21 and who have worked more than 1000 hours in the current plan year participate.

Annual contributions are made to the plan as required by accepted actuarial principles, applicable federal tax law, and expenses of operating and maintaining the plan. The amount of contributions on behalf of any one participant cannot be separately or individually computed.

Pension plan benefits are based on an average of a participant's five highest years of compensation. A participant may earn a benefit for up to 35 years of accredited service. Earned benefits are 100 percent vested after five years of service. Benefit payments normally start when a participant reaches age 65. A participant with more than five years of service may elect to take early retirement benefits anytime after reaching age 55. Benefits payable under early retirement are reduced actuarially for each month prior to age 65 in which benefits begin.

The following table indicates estimated annual benefits payable upon normal retirement for various compensation levels and years of service. Additional benefits may be earned due to integration of social security benefits. The amounts that may be earned are undeterminable until retirement.

             Five Year
              Average                Years of Accredited Service
             of Highest
            Compensation        5         15            25            35
            ------------    --------  ----------    ---------     ---------

            $     20,000    $    900  $    2,700    $   4,500     $   6,300
                  50,000       2,250       6,750       11,250        15,750
                  75,000       3,375      10,125       16,875        23,625
                 100,000       4,500      13,500       22,500        31,500
                 125,000       5,625      16,875       28,125        39,375
                 150,000       6,750      20,250       33,750        47,750
                 200,000       7,875      23,625       39,375        56,125

The amounts calculated under the plan's benefit formula assume a monthly payment for life. A married participant will generally receive an actuarially reduced monthly payment because the participant's surviving spouse will also receive monthly payments for life after the participant's death. As of December 31, 1998, David W. Hole had 39 years of credited service under the plan.

REPORT ON EXECUTIVE COMPENSATION

All executive officers of the Corporation are also officers of Isabella Bank and Trust (the "Bank"). Their service as officers of the Corporation is incidental to their primary service as an officer of the Bank. The executive officers of the Corporation, except for those who are entitled to director fees, receive no compensation directly from the Corporation. The Corporation has delegated the authority and responsibility for the setting of employee compensation to the Board of Directors of the Bank. The compensation committee of the Bank is responsible for recommending all significant benefit plans and non executive employee compensation to the Board of Directors.

The Board of Directors of the Bank is responsible for determining the annual compensation of executive officers. The Board's approach to determining the annual salary of executive officers is to offer competitive salaries in comparison with market practices. The Board utilizes regional and national compensation surveys which provide salary ranges for banks of similar size. Based on these surveys, the Board establishes salary ranges for all job classifications. Factors used to decide where an executive officer salary should be within the established range include the historical financial performance, financial performance outlook, years of service, and job performance. The salary paid to Mr. Hole was in the 25th to 50th percentile in 1998, 1997 and 1996 of the comparison group. The Board's primary consideration in where Mr. Hole's salary fits within the defined range was his years of service as President and CEO and the Corporation exceeding its financial performance goals.

       Respectfully submitted,
               James R. Bigard                    L. A. Johns
               Frederick L. Bradford              Thomas L. Kleinhardt
               Gerald D. Cassel                   Ronald E. Schumacher
               Sandra L. Caul                     Robert O. Smith
               James C. Fabiano                   William J. Strickler
               David W. Hole                      Dean E. Walldorff

REMUNERATION OF DIRECTORS

The Corporation paid $175 per meeting to its directors during 1998. Directors of the Bank are paid $300 per board meeting and $175 per committee meeting they attend. Directors who are officers of the Bank are not paid for attendance at committee meetings.

The Bank sponsors a deferred compensation plan for directors (the Directors'
Plan). The Directors' Plan was adopted in 1984 and was substantially revised in 1989 and 1996. Under the Directors' Plan, deferred directors' fees are converted on a quarterly basis into stock units of the Corporation's common stock. The fees are converted based on the purchase price for a share of the Corporation's common stock under the Corporation's Dividend Reinvestment Plan.

Pursuant to the terms of the Directors' Plan, directors of the Bank are required to defer at least 25% of their earned board and committee fees. The amount deferred under the terms of the plan in 1998 was $117,700, resulting in 1,789 stock units being credited to participant's accounts. As of December 31, 1998, there were 27,400 stock units credited to participant's accounts. Stock units credited to a participant's account are eligible for cash and stock dividends as payable. All amounts deferred are unsecured claims against the Bank's general assets. The net cost of this benefit to the Bank was $41,300 in 1998.

Distribution from the Directors' Plan occurs when the participant terminates service with the Bank and/or attains age 65. Distributions may take the form of shares of Corporation common stock equal to the number of stock units credited to the participant's account, cash equal to the value of the stock units on the date of distribution, or a combination of stock and cash. Any Corporation common stock issued under the Directors' Plan will be considered restricted stock under the Securities Act of 1933, as amended.

INDEBTEDNESS OF AND TRANSACTIONS WITH MANAGEMENT

Certain directors and officers of the Corporation and members of their families were loan customers of the Bank, or have been directors or officers of corporations, or partners of partnerships which have had transactions with the Bank. In management's opinion, all such transactions are made in the ordinary course of business and are essentially on the same terms, including collateral and interest rates, as those prevailing at the same time for similar transactions with other customers. These transactions do not involve more than a normal credit risk. Total loans to these customers were $7,167,000 as of December 31, 1998.

STOCK PERFORMANCE

The graph on the following page compares the cumulative total shareholder return on Corporation Common Stock for the last five years with the cumulative total return on (1) the NASDAQ Stock Market Index, which is comprised of all United States common shares traded on the NASDAQ and (2) the NASDAQ Bank Stock Index, which is comprised of bank and bank holding company common shares traded on the NASDAQ over the same period. The graph assumes the value of an investment in the Corporation and each index was $100 at January 1, 1994 and all dividends are reinvested.

                                STOCK PERFORMANCE
                             FIVE-YEAR TOTAL RETURN


























The dollar values for total shareholder return plotted in the graph above are shown in the table below:

                       Comparison of Five Year Cumulative
                     Among IBT Bancorp, NASDAQ Stock Market,
                             and NASDAQ Bank Stocks

                                                              NASDAQ
               Year          IBT Bancorp        NASDAQ        Banks
             01/01/94           100.0           100.0         100.0
             12/31/94           116.8            97.8          99.6
             12/31/95           132.8           138.3         148.4
             12/31/96           164.5           170.0         195.9
             12/31/97           228.7           208.6         328.0
             12/31/98           304.4           293.2         324.9

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 5, 1999 as to the common stock of the Corporation owned of record or beneficially by any person who is known to the Corporation to be the beneficial owner of more than 5% of the common stock of the Corporation.

                                                    Amount and Nature
                                                 of Beneficial Ownership
                                             --------------------------------
                                              Sole Voting      Shared Voting    Percentage of
   Name and address of                       and Investment    and Investment   Common Stock
     Beneficial Owner                            Powers            Powers        Outstanding
------------------------------               --------------    --------------   -------------
Isabella Bank and Trust                        48,691                               5.52%
  Agent for Trustees of IBT
  Bancorp Employees Stock
  Ownership Plan
  200 E. Broadway
  Mt. Pleasant, MI

James J. McGuirk                               50,157                               5.69%
  P.O. Box 222
  Mt. Pleasant, MI

The following table sets forth certain information as of March 5, 1999 as to the common stock of the Corporation owned beneficially by each director and by all directors and executive officers of the Corporation as a group.

                                                 Amount and Nature
                                              of Beneficial Ownership
                                      ----------------------------------------
                                       Sole Voting              Shared Voting             Percentage of
Name and address of                   and Investment            and Investment            Common Stock
     Owner                               Powers                    Powers                 Outstanding
-------------------                   --------------            --------------            -------------
James Bigard                              2,149                       ---                      0.24%
Frederick L. Bradford                     9,421                      8,881                     2.08%
Gerald D. Cassel*                         1,759                       ---                      0.20%
James C. Fabiano                         42,153                       ---                      4.78%
David W. Hole*                            2,765                        900                     0.42%
L. A. Johns                                ---                       7,692                     0.87%
Ronald Schumacher                          ---                       7,419                     0.84%
Robert O. Smith                             889                      2,884                     0.43%
Dean Walldorff                             ---                       3,035                     0.34%


All Directors and Executive
Officers as a Group                      64,587                     33,302                    11.10%

*Trustees of the ESOP who vote ESOP stock.

             AS TO OTHER BUSINESS WHICH MAY COME BEFORE THE MEETING

Management of the Corporation does not intend to bring any other business before the meeting for action. However, if any other business should be presented for action, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their judgment on such business.

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

The Board of Directors has reappointed Rehmann Robson, P.C. as independent auditors of the Corporation for the year ending December 31, 1998. Rehmann Robson, P.C. has also been appointed to serve as the Corporation's independent auditors for the year ending December 31, 1999.

A representative of Rehmann Robson, P.C., is expected to be present at the Annual Meeting of Shareholders to respond to appropriate questions from shareholders and to make any comments they believe appropriate.

                              SHAREHOLDER PROPOSALS

Any proposals which shareholders of the Corporation intend to present at the next annual meeting of the Corporation must be received before December 1, 1999 to be considered for inclusion in the Corporation's proxy statement and proxy form for that meeting. Proposals should be made in accordance with Securities and Exchange Commission Rule 14a-8.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and certain officers and persons who own more than ten percent of the Corporation's common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Corporation's common stock. These officers, directors, and greater than ten percent shareholders are required by SEC regulation to furnish the Corporation with copies of these reports.

To the Corporation's knowledge, based solely on review of the copies of such reports furnished to the Corporation, during the fiscal year ended December 31, 1998 all Section 16(a) filing requirements were satisfied, with respect to the applicable officers, directors, and greater than 10 percent beneficial owners.

                                  OTHER MATTERS

The cost of soliciting proxies will be borne by the Corporation. In addition to solicitation by mail, officers and other employees of the Corporation may solicit proxies by telephone or in person, without compensation other than their regular compensation.



                                             By order of the Board of Directors

                                             Mary Ann Breuer

                                             Mary Ann Breuer, Secretary

IBT BANCORP PROXY
200 East Broadway
Mt. Pleasant, MI  48858

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints James R. Bigard, Frederick L. Bradford, and Dean
E. Walldorff as Proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of Common Stock of IBT Bancorp held of record by the undersigned on March 26, 1999 at the annual meeting of shareholders to be held April 20, 1999 or any adjournments thereof.

1)  ELECTION OF DIRECTORS:

     FOR ALL NOMINEES LISTED BELOW     [ ]       WITHHOLD AUTHORITY TO VOTE  [ ]
     EXCEPT AS MARKED TO THE                     FOR ALL NOMINEES LISTED
     CONTRARY BELOW

         (INSTRUCTION: To withhold authority to vote for any individual nominee, circle the nominee's name in the list below.)

         Gerald D. Cassel
         Ronald E. Schumacher
         Robert O. Smith

2) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO ELECT ALL NOMINEES.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Dated:__________________________, 1999       ___________________________________
Please mark, sign, date and return           Signature
Proxy card promptly using the
enclosed envelope.                           ___________________________________
                                             Signature (if held jointly)